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                                                                     EXHIBIT 2.2

                   Registration Rights And Lock-Up Agreement

     THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (the "Agreement"), dated as of April 30, 2001, is by and among Semotus Solutions, Inc., a Nevada corporation ("Parent") and John Hibben ("Hibben').

                                    RECITALS

     WHEREAS, pursuant to an Agreement of Merger, dated as of April 30, 2001, among the Parent, Hibben and Application Design Associates, Inc. ("ADA") and the Parent's subsidiary, ADA Acquisition, Inc. ("Sub"), ADA will merge into Sub and the Parent will issue a certain number of shares of common stock of the Parent (the "Parent Shares") to Hibben, who is currently the sole shareholder of ADA, as provided in Article III of the Agreement of Merger; and

     WHEREAS, to induce Hibben to execute and deliver the Agreement of Merger, the Parent has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parent and Hibben agree as follows:

     1.   Definitions

          (a) As used in this Agreement, the following terms shall have the following meanings:

              (i) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

              (ii) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "Commission").

              (iii) "Registrable Securities" means the Parent Shares issued to Hibben pursuant to the Agreement of Merger.

              (iv) "Registration Statement" means a registration statement of the Parent under the Securities Act.
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              (v)   "Securities Act" means the United States Securities Act of
1933, as amended.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement of Merger.

     2.   Registration.

          (a)  Mandatory Registration.

               (i) Within 90 days of the Effective Time, the Parent shall file with the Commission a Registration Statement on Form S-3 (or any successor form thereto) covering resales of 250,000 of the Parent Shares issued to the Shareholder pursuant to Section 3.1(a) of the Agreement of Merger.

               (ii) Within 90 days of the end of First Year Period, Second Year Period and Third Year Period, the Parent shall amend the Registration Statement or file a new Registration Statement registering all of the Parent Shares due to Hibben under Sections 3.1 and 3.2 of the Agreement of Merger.

               (iii) The Parent shall use its reasonable best efforts to file each required Registration Statement as soon as possible and to cause each such Registration Statement to become effective as soon as possible thereafter. The Parent shall keep each Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (A) the date on which all of the Registrable Securities have been sold and (B) the date on which the Registrable Securities (in the reasonable opinion of counsel to Hibben) may be immediately sold without restriction (including without limitation as to volume) without registration under the Securities Act.

          (b)  Piggyback Registration.

               (i) If, at any time or from time to time, the Parent shall determine to register any of its securities for the account of any of its shareholders in an underwritten offering, the Parent will:

                      (A) provide to Hibben written notice thereof as soon as practicable prior to filing the Registration Statement; and

                      (B) include in such Registration Statement and in any underwriting involved therein, all of the Registrable Securities specified in a written request by Hibben made within 15 days after receipt of such written notice from the Parent.

               (ii) The Parent shall advise Hibben of the terms of the underwritten offers as a part of the written notice given pursuant to this Section. The rights of Hibben hereunder shall include participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. To the extent that Hibben proposes to distribute his securities through such underwriting, Hibben shall (together with the Parent and any other securityholders of the Parent distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Parent. Notwithstanding any other provision of this Section, if the managing underwriter of such underwriting determines that marketing factors require a limitation of the number of shares to be offered in connection with such underwriting, the managing underwriter may limit the number of Registrable Securities to be included in the Registration and underwriting (provided, however, that (A) the Registrable Securities shall not be excluded from such underwritten offering prior to any securities held by officers and directors of the Parent or their affiliates, (B) the Registrable Securities shall be entitled to at least the same priority in an underwritten offering as any of the Parent's existing securityholders, and (C) the Parent shall not enter into any agreement that would provide any securityholder with priority in connection with an underwritten offering greater than the priority granted to Hibben hereunder). The Parent shall so advise any of its other securityholders who are distributing their securities through such underwriting pursuant to their respective piggyback registration rights, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among Hibben and all other securityholders of the Parent in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by Hibben and such other securityholders at the time of the filing of the registration statement. If Hibben disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Parent. Any Registrable Securities so excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

               (iii) The Lock-Up Provision of Section 9 applies to this Section 2(b).

          (c) Eligibility for Form S-3. The Parent represents and warrants that it meets all of the requirements for the use of Form S-3 for the Registration of the sale by Hibben and any transferee who purchases the Registrable Securities, and the Parent shall file all reports required to be filed by the Parent with the Commission in a timely manner, and shall take such other actions as may be necessary to maintain such eligibility for the use of Form S-3.

     3. Obligations of the Parent. In connection with the registration of the Registrable Securities, the Parent shall do each of the following:

          (a) Prepare and file with the Commission the registration statements required by Section 2 of this Agreement and such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectuses used in connection with the Registration Statement, each in such form as to which Hibben and his counsel shall not have objected, as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities of the Parent covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

          (b) Notify Hibben, if the Registrable Securities of Hibben are included in the Registration Statement, and his legal counsel identified to the Parent, promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Parent, of the availability on the Internet, including the URL, the Registration Statement, each preliminary prospectus, each final prospectus, and all amendments and supplements thereto and such other documents, as Hibben may reasonably request in order to facilitate the disposition of his Registrable Securities;

          (c) Furnish to Hibben and his counsel copies of any correspondence between the Parent and the Commission with respect to any registration statement or amendment or supplement thereto filed pursuant to this Agreement;

          (d) Use all reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as Hibben may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions, provided that in connection therewith, the Parent shall not be required to qualify as a foreign corporation or to file a general consent to the service of process in any jurisdiction;

          (e) As promptly as practicable after becoming aware of such event, notify Hibben of the occurrence of any event of which the Parent has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to use its best efforts to promptly prepare a supplement or amendment to the Registration Statement or other appropriate filing with the Commission to correct such untrue statement of omission, and to deliver a number of copies of such supplement or amendment to Hibben as Hibben may reasonably request;

          (f) As promptly as practicable after becoming aware of such event, notify Hibben or his transferee who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time, and to use its best efforts to promptly obtain the withdrawal of such stop order or other suspension of effectiveness;

          (g) If the offering is underwritten, and the underwriter so requests, to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Parent for the purposes of such registration, addressed to the underwriters and to Hibben in connection with such underwriting, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to

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financial statements or other financial data contained therein) and (ii) a letter dated such date from the Parent's independent public accountants addressed to the underwriters and to such Purchaser, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Parent included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters may reasonably request; and

          (i) Cooperate with Hibben to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and to enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as Hibben may reasonably request, and registered in such names as Hibben may request; and, within three business days after a Registration Statement which includes Registrable Securities is ordered effective by the Commission, the Parent shall deliver, and shall cause legal counsel selected by the Parent to deliver, to the transfer agent for the Registrable Securities (with copies to Hibben) an appropriate instruction and opinion of such counsel.

     4. Obligations of Hibben. In connection with the registration of the Registrable Securities, Hibben shall have the following obligations:

          (a) Hibben shall furnish to the Parent such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of the Registrable Securities held by him, as shall be reasonably required to effect the registration of such Registrable Securities, and Hibben shall execute such documents in connection with such registration as the Parent may reasonably request. At least five days prior to the first anticipated filing date of the Registration Statement, the Parent shall notify Hibben of the information the Parent requires from Hibben if Hibben elects to have any of his Registrable Securities included in the Registration Statement.

          (b) Upon receipt of any notice from the Parent of the happening of any event of the kind described in Section 3(e) or 3(f) above, Hibben will immediately discontinue disposition of his Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) shall be furnished to him.

     5. Expenses of Registration. All expenses, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 3, including, without limitation, all registration, listing, and qualification fees, printing and accounting fees, and the fees and disbursements of counsel for the Parent, shall be borne by the Parent.

     6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) To the extent permitted by law, the Parent will indemnify and hold harmless Hibben and his transferees and controlling persons of his transferees (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Parent files any amendment thereof or supplement thereto with the Commission) or the omission to state therein any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Parent of the Securities Act, the Exchange Act, any state or foreign securities law or any rule or regulation under the Securities Act, the Exchange Act or any state or foreign securities law (the matters in foregoing clauses (i) through (iii) being, collectively, "Violations"). The Parent shall, subject to the provisions of Section 6(b) below, reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise, including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Indemnified Person is a party), incurred by him in connection with the investigation or defense of any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(a) shall not (i) apply to any Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Parent by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the final prospectus, as then amended or supplemented, if such final prospectus was timely made available by the Parent pursuant to Section 3(b) hereof; (iii) be available to the extent that such Claim is based upon a failure of the Indemnified Person to deliver or to cause to be delivered the prospectus made available by the Parent, if such prospectus was timely made available by the Parent pursuant to Section 3(b) hereof; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Parent, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by Hibben pursuant to Section 9. Each Indemnified Person will indemnify the Parent and its officers and directors against any Claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Parent, by or on behalf of the Indemnified Person, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions are applicable to the Indemnification provided by the Parent pursuant to this Section 6 (for the purposes of such indemnification, the Parent and its officers and directors shall each be considered an "Indemnified Person").

          (b) Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person, provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In such event, the Parent shall pay for only one separate legal counsel for the Indemnified Person, and such legal counsel shall be selected by the Indemnified Person. The failure to deliver written notice to an indemnifying party within a reasonable time after the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          (c) No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Person, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of an unconditional and irrevocable release from all liability in respect of such claim or litigation.

          (d) Notwithstanding the foregoing, to the extent that any provisions relating to indemnification or contribution contained in the underwriting agreements entered into among the Parent, the underwriters and the Indemnified Person in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreements shall be controlling as to the Registrable Securities included in the public offering; provided, however, that if, as a result of this Section 6(d), the Indemnified Person is or are held liable with respect to any Claim for which they would be entitled to indemnification hereunder but for this Section 6(d) in an amount which exceeds the aggregate proceeds received by them from the sale of Registrable Securities included in a registration pursuant to such underwriting agreement (the "Excess Liability"), the Parent shall reimburse them for such Excess Liability.

     7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited under applicable law, the indemnifying party agrees to contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Indemnified Person on the other hand in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the Indemnified Person shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact on which such Claim is based relates to information supplied by the indemnifying party or by the Indemnified Person, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the forgoing, (a) no contribution shall be made under circumstances where the payor would not have been liable for indemnification under the fault standards set forth in Section 6, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net proceeds received by such seller from the sale of such Registrable Securities. The Parent and Hibben agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if Hibben and any other party were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section.

     8.   Reports Under Exchange Act.

          (a) With a view to making available to Hibben the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Hibben to sell securities of the Parent to the public without registration ("Rule 144"), the Parent agrees to:

              (i) make and keep public information available, as those terms are understood and defined in Rule 144;

              (ii) file with the Commission in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act; and

              (iii) furnish to Hibben, so long as Purchaser owns Registrable Securities, promptly upon request (i) a written statement by the Parent that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or periodic report of the Parent and such other reports and documents so filed by the Parent and (iii) such other information as may be reasonably requested to permit Hibben to sell such securities pursuant to Rule 144 without registration.

          (b) Notwithstanding the forgoing, the Parent will not be deemed to have breached this Agreement pursuant to paragraph (a) above at any time at which Hibben may effect resales of all of the Registrable Securities pursuant to one or more Registration Statements filed pursuant to this Agreement.

     9. Lockup. Hibben agrees that he will not, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of (other than to persons who agree to these restrictions), the following Parent Shares received by him from the Parent in connection with the Agreement of Merger ("Prohibited Sales"):

          (a) For a period of one year from the Closing Date, Hibben shall not make any Prohibited Sales of the Parent Shares issued to him on or about the Closing Date, except as follows:

              (i) If at any time during such one year period the Parent's common stock closes above $5.00 per share, Hibben may sell any of the Parent Shares he then holds, as long as all of the proceeds (net of commissions and income taxes attributable to the sale) are used first to pay down the principal of the Partnership Buyout Note.

          (b) For a period of one year from the end of the First Year Period, Hibben shall not make any Prohibited Sales of the First Year Shares issued to him, except as follows:

              (i) If the average Closing Price of the Parent's common stock for 20 consecutive Trading Days during the Second Year Period (the "Trading Price") is above $5.00 per share, Hibben may sell any of the First Year Shares he then holds, as long as all of the proceeds (net of commissions and income taxes attributable to the sale) are used first to pay down the principal of the Partnership Buyout Note; and

              (ii) Hibben may sell up to 10,000 of the First Year Shares in any calendar month during such one year period on a non-cumulative basis, as long as all of the proceeds (net of commissions and income taxes attributable to the sale) are used first to pay down the principal of the Partnership Buyout Note.

          (c) For a period of one year from the end of the Second Year Period, Hibben shall not make any Prohibited Sales of the Second Year Shares issued to him, except as follows:

              (i) If the average Closing Price of the Parent's common stock for 20 consecutive Trading Days during the Third Year Period (the "Trading Price") is above $5.00 per share, Hibben may sell any of the Second Year Shares he then holds, as long as all of the proceeds (net of commissions and income taxes attributable to the sale) are used first to pay down the principal of the Partnership Buyout Note; and

              (ii) Hibben may sell up to 10,000 of the Second Year Shares in any calendar month during such one year period, on a non-cumulative basis, as long as all of the proceeds (net of commissions and income taxes attributable to the sale) are used first to pay down the principal of the Partnership Buyout Note.

          (d) For a period of one year from the end of the Third Year Period, Hibben shall not make any Prohibited Sales of the Third Year Shares issued to him, except as follows:

              (i) If the average Closing Price of the Parent's common stock for 20 consecutive Trading Days during the twelve months following the Third Year Period (the "Trading Price") is above $5.00 per share, Hibben may sell any of the Third Year Shares he then holds; and

              (ii) Hibben may sell up to 10,000 of the Third Year Shares in any calendar month during such one year period, on a non-cumulative basis.

     10. Assignment of the Registration Rights. The rights to have the Parent register Registrable Securities pursuant to this Agreement shall be automatically assigned by Hibben to any transferee of all or any portion of the Parent Shares held by Hibben if: (a) Hibben agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Parent within a reasonable time after such assignment; (b) the Parent is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned; and (c) at or before the time the Parent receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Parent to be bound by all of the provisions contained in this Agreement. In the event of any delay in filing the Registration Statement as a result of such assignment, the Parent shall not be liable for any damages arising from such delay.

     11. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parent and the holders of a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this
Section 10 shall be binding upon each holder and the Parent.

     12.  Miscellaneous.

          (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Parent receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Parent shall act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

          (b) Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with a nationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

PARENT:       SEMOTUS SOLUTIONS, INC.

              1735 Technology Drive, Suite 790
              San Jose, California  95125
              ATTN:  Tali Durant. Esq.
              Facsimile:  (408) 367-1701
                   with copies to:

                   Greenberg Glusker Fields Claman & Machtinger LLP 1900 Avenue of the Stars, Suite 2100
                   Los Angeles, CA  90067-4590
                   Attention: Kevin Garrett Monroe, Esq.
                   Facsimile: (310) 553-0687

HIBBEN:            John Hibben
                   1984 East Terrace Drive
                   Highlands Ranch, Colorado 80126

                   with a copy to:

                   Patton Boggs, LLP
                   1660 Lincoln Street, Suite 1900
                   Denver, Colorado 80264
                   Attention:  Robert M. Bearman, Esq.
                   Facsimile:  (303) 894-9239

          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, except for provisions with respect to internal corporate matters of the Parent which shall be governed by the corporate laws of the State of Nevada. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such validity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. Subject to the provisions of Section 11 hereof, this Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.

          (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth, or referred to herein and in the Agreement of Merger. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          (f) Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed.

PARENT

SEMOTUS SOLUTIONS, INC.



By:   /s/ Anthony N. LaPine
Name:  Anthony N. LaPine
Title:  President and CEO



PURCHASER

/s/ John Hibben
John Hibben